Exhibit 23(a)

INDEPENDENT AUDITORS' REPORT

Vulcan Materials Company:

We consent to the incorporation by reference in Registration Statement
No. 33-28397 of Vulcan Materials Company on Form S-8 of our report dated February 3, 1995, appearing in the Annual Report on Form 10-K of Vulcan Materials Company for the year ended December 31, 1994 and our report dated June 2, 1995, appearing in the Annual Report on Form 10-K/A of Vulcan Materials Company of the Vulcan Materials Company Chemicals Division
Hourly Employees Savings Plan for the year ended December 31, 1994.



/s/ DELOITTE & TOUCHE LLP

Birmingham, Alabama
March 8, 1996